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                                                                    Exhibit 3.15

                            CERTIFICATE OF FORMATION
                                       OF
                       PRESTIGE ACQUISITION HOLDINGS, LLC


                                     * * * *
           ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 18-101
                      OF THE LIMITED LIABILITY COMPANY ACT
                            OF THE STATE OF DELAWARE
                                     * * * *


     The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., does hereby certify as follows:

                                      FIRST

     The name of the limited liability company is Prestige Acquisition Holdings, LLC (the "Company").

                                     SECOND

     The Company's registered office in the State of Delaware is located at 9 East Loockerman Street, Suite #1B, City of Dover, County of Kent, DE 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 9th day of February, 2004.


                                         /S/ THADDINE G. GOMEZ
                                         ----------------------------
                                         Thaddine G. Gomez
                                         Authorized Person